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                                                                     EXHIBIT 4.2

                                WARRANT AGREEMENT

         AGREEMENT, dated as of this 29 day of March 2002, by and among OMNICOMM SYSTEMS, INC., a Delaware corporation (the "Company") and NOESIS CAPITAL CORP., ("Noesis").

                               W I T N E S S E T H

         WHEREAS, in connection with a private placement (the "Private Placement") of up to a maximum of 250,000 shares of Series C Convertible Preferred Stock (the "Preferred Shares"), the Company will issue warrants (the "Warrants") to purchase up to an aggregate of 5,000,000 shares of Common Stock;

         WHEREAS, in connection with the Private Placement the Company may issue to the placement agent an option (the "Placement Agent Option") to purchase up to an additional 60,000 Preferred Shares and Warrants to purchase up to an additional ________ shares of Common Stock.

         NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

                  (a) "Common Stock" shall mean common stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distributions of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of 60,000,000 authorized shares of Common Stock, par value $.001 per share.

                  (b) "Corporate Office" shall mean the office of the Company in its capacity as warrant agent (or its successor) at which at any particular time its principal business shall be administered, which office is currently located at 2555 Davie Road, Suite 110-B, Davie, Florida 33317.

                  (c) "Exercise Date" shall mean, as to any Warrant, the date on which the Company shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) either payment in cash, or by official bank or certified check or by check drawn on an account of Noesis or such other investment banks and brokerage houses as the Company shall approve, in each case made payable to the Company, of an amount in lawful money of the United States of America equal to the Exercise Price or a Notice of Exchange.

                  (d) "Exercise Price" shall mean the purchase price to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall initially be $___ per share and which price shall be subject to adjustment from time to time pursuant to the provisions of
         Section 8 hereof and subject to the Company's right to reduce the applicable Exercise Price upon notice to all warrantholders.

                  (e) "Initial Warrant Exercise Date" shall mean the date of issuance of the Warrants.

                  (f) "Registered Holder" shall mean the person in whose name any certificate representing Warrants shall be registered on the books maintained by the Company pursuant to Section 6.

                  (g) "Transfer Agent" shall mean Jersey Transfer & Trust Company as the Company's transfer agent, or its authorized successor, as such.

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                  (h) "Warrant Expiration Date" shall mean 5:00 P.M. (New York time) on the earlier of March 29, 2009 or the Call Date (as defined in
         Section 9); provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. Upon notice to all warrantholders the Company shall have the right to extend the Warrant Expiration Date.

                  (i) "Warrant Shares" shall mean the shares of Common Stock deliverable upon exercise of the Warrants, as adjusted from time to time pursuant to the provisions hereof.

         SECTION 2. WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES.

                  (a) A Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8.

                  (b) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall execute and deliver stock certificates in required whole number denominations representing up to an aggregate of 7,000,000 shares of Common Stock, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

                  (c) From time to time, up to the Warrant Expiration Date, the Company shall execute and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except
         (i) those initially issued hereunder, those issued hereunder on any subsequent closing of the Private Placement and those issued upon exercise of any Placement Agent Option; (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder; (iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and (v) those issued at the option of the Company, in such form as may be approved by its Board of Directors, to reflect (a) any adjustment or change in the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants made pursuant to Section 8 hereof, and (b) other modifications approved in accordance with Section 15 hereof.

         SECTION 3. FORM AND EXECUTION OF WARRANT CERTIFICATES.

                  (a) The Warrant Certificates for the Warrants, shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed, engraved or typed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. The Warrants shall be numbered serially with the letters PW.

                  (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or any Vice President and by its Chief Financial Officer, Secretary or an Assistant Secretary and shall have imprinted thereon a facsimile of the Company's seal. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates and delivery thereof, such Warrant Certificates may nevertheless be issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. After execution by the Company, Warrant Certificates shall be delivered by the Company to the Registered Holder.



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         SECTION 4. EXERCISE.

                  (a) Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date the Company shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise, (plus a certificate for any remaining unexercised Warrants of the Registered Holder).

                   (b) The Registered Holder may, at its option, at any time on or after the Initial Warrant Exercise Date, exchange Warrants on a cashless basis, in whole or in part (a "Warrant Exchange"), for the number of Warrant Shares determined in accordance with this Section
         (4)(c), by surrendering the Warrant Certificate at the principal office of the Company, accompanied by a notice stating such Registered Holder's intent to effect such exchange, the number of Warrants to be exchanged and the date on which the Registered Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new Warrant Certificate of like tenor evidencing the balance of the Warrants remaining subject to the surrendered Warrant Certificate, shall be issued as of the Exchange Date and delivered to the Registered Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, a Warrant Certificate shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrants specified by the Registered Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current market price of a share of Common Stock. Current market price shall have the meaning set forth Section 11 hereof, except that for purposes hereof, the date of exercise, as used in such Section 11 hereof, shall mean the Exchange Date.

         SECTION 5. RESERVATION OF SHARES; BLUE SKY APPROVALS; PAYMENT OF TAXES.

                  (a) The Company covenants that it will at all times following the Initial Warrant Exercise Date reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants and payment of the Exercise Price shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge).

                  (b) The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws with respect to the exercise of the Warrants; provided, however, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction. With respect to any such securities laws, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

                  (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.



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         SECTION 6. EXCHANGE AND REGISTRATION OF TRANSFER. Subject to the
restrictions on transfer contained in the Warrant Certificates and the Subscription Agreement(s) between the Company and each of the investors in the Private Placement:

                  (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Company at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

                  (b) The Company shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at its office, the Company shall execute, issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants of the same tranche. The Company shall also make available to Noesis for inspection by its agents or employees, from time to time as Noesis may request, such original books of accounts and record (including original Warrant Certificates surrendered to the Company upon exercise of Warrants) as may be maintained by the Company in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Company's Corporate Office during normal business hours.

                  (c) With respect to all Warrant Certificates presented for registration of transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

                  (d) The Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  (e) All Warrant Certificates surrendered for exercise or for exchange shall be promptly canceled by the Company and thereafter retained by the Company until termination of this Agreement, or, with the prior written consent of Noesis, disposed of or destroyed.

                  (f) Prior to due presentment for registration of transfer thereof, the Company may deem and treat the Registered Holder of any Warrant Certificate as the absolute, true and lawful owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company) for all purposes and the Company shall not be affected by any notice to the contrary, except as otherwise expressly provided in Section 7 hereof.

         SECTION 7. LOSS OR MUTILATION. Upon receipt by the Company of evidence satisfactory to it of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, and in the absence of notice to the Company that the Warrant Certificate has been acquired by a bonafide purchaser, the Company shall execute and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         SECTION 8. ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (a) In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of


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         the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the current market price (as defined below) on such record date, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

                  (c) In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (a) above) or subscription rights or warrants (excluding those referred to in Subsection (b) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined below), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                  (d) In case the Company shall hereafter issue shares of its Common Stock (excluding shares issued (i) in any of the transactions described in Subsection (a) above, (ii) upon exercise of options granted to the Company's officers, directors, employees and consultants under a plan or plans adopted by the Company's Board of Directors or a committee thereof and approved by its shareholders, if such shares would otherwise be included in this Subsection (d), (but only to the extent that the aggregate number of shares excluded by this Subsection
         (d)(ii) does not exceed 15% of the Company's Common Stock outstanding, on a fully diluted basis, at the time of any issuance), (iii) upon exercise of options, warrants, convertible securities and convertible debentures outstanding as of the final closing of the Private Placement, (iv) to shareholders of any corporation which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, (v) in a private placement where the Offering Price (as defined below) is at least 75% of the current market price, (vi) in a bona fide public offering pursuant to a firm commitment underwriting, or (vii) in connection with an acquisition of a business or technology which has been approved by a majority of the Company's outside directors but only if no adjustment is required pursuant to any other specific subsection of this Section 8 (without regard to Subsection (i) below) with respect to the transaction giving rise to such rights) for a consideration per share (the "Offering Price") less than the current market price on the date of such issuance, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

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                  (e) In case the Company shall hereafter issue any securities convertible into or exchangeable for its Common Stock (excluding securities issued in transactions described in Subsections (b) and (c) above or in the exclusions set forth in (d)(i) through (vii) above) for a consideration per share of Common Stock (the "Exchange Price") initially deliverable upon conversion or exchange of such securities (determined as provided in Subsection (g) below) less than the current market price on the date of such issuance, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received for such securities would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

                  (f) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsections (a), (b), (c), (d) and (e) above or pursuant to subsection (j) below, the number of Warrant Shares purchasable upon exercise of each Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of such Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

                  (g) For purposes of any computation respecting consideration received pursuant to Subsections (d) and (e) above and (j) below, the following shall apply:

                           (A) in the case of the issuance of shares of Common
                  Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                           (B) in the case of the issuance of shares of Common
                  Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

                           (C) in the case of the issuance of securities
                  convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this Subsection (g)). Upon the expiration or termination of any such securities convertible into or exchangeable for shares of Common Stock, the Exercise Price shall be automatically readjusted to the Exercise Price that would have been obtained had such convertible or exchangeable securities not been issued.

                  (h) For the purpose of any computation under Subsection (b),
         (c), (d) and (e) above, the current market price per share of Common Stock at any date shall be determined in the manner set forth in
         Section 11 hereof.

                  (i) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this
         Section 8 to the contrary notwithstanding, the Company shall be


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         entitled, but shall not be required, to make such changes in the
         Exercise Price, in addition to those required by this Section 8, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants).

                  (j) Notwithstanding the other provisions of this Section 8,

                                    (A) in the event that the Company shall at
                  any time issue securities in transactions of the type described in Subsections (b), (d) and (e) of this Section 8 (other than securities issued in transactions described in Subsection (d)(i) through (vii) above) having an Offering Price, Subscription Price or Exchange Price less than the Exercise Price, then the Exercise Price shall be immediately reset to equal such lower Offering Price, Subscription Price or Exchange Price and

                                    (B) no adjustment under Subsections (b), (d)
                  or (e) shall be required for issuances below the current market price if (i) the Offering Price, Subscription Price or Exchange Price, as applicable, is at least 300% of the Exercise Price then in effect and (ii) a registration statement covering the Warrant Shares is in effect and remains in effect for the 90 days after such issuance or Rule 144(k) under the Securities Act of 1933, as amended (the "Act") is available for resale of all of the Warrant Shares.

                  (k) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Warrant Shares issuable upon exercise of each Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the holders at their last addresses appearing in the registry books maintained by the Company pursuant to Section 6(b), and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment absent manifest error.

                  (l) In the event that at any time, as a result of an adjustment made pursuant to this Section 8, a holder of Warrants thereafter shall become entitled to receive any securities, other than Common Stock, thereafter the number of such other securities so receivable upon exercise of a Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (a) to (j), inclusive above.

                  (m) In case of any reorganization, reclassification or change of the Common Stock (including any such reorganization, reclassification or change in connection with a consolidation or merger in which the Company is the continuing entity), or any consolidation of the Company with, or merger of the Company with or into, any other entity (other than a consolidation or merger in which the Company is the continuing entity), or of any sale of the properties and assets of the Company as, or substantially as, an entirety to any other person or entity, each Warrant then outstanding shall thereafter be convertible into the kind and amount of stock or other securities or property receivable upon each such reorganization, reclassification, change, consolidation, merger or sale by a holder of the number of shares of Common Stock for which such Warrant would have been exercisable prior to such transaction assuming such Warrant had been exercisable. The provisions of this Paragraph (m) shall similarly apply to successive reorganizations, reclassifications, changes, consolidations, mergers or sales immediately prior to such reorganization, reclassification, change, consolidation, merger or sale.

                  (n) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.



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         SECTION 9. WARRANT CALL.

                  (a) If at any time the current market value of a share of Common Stock (determined in accordance with Section 11 hereof) equals or exceeds three times the Exercise Price then in effect for a period of 20 consecutive trading days then, at any time during the five trading day period following the last day of such 20 day period the Company may, at its option, accelerate the expiration of the Warrants to a date not less than 30 days from the date written notice thereof (the "Call Notice") is sent to the Registered Holders of the Warrants provided (i) a registration statement covering the Warrant Shares filed under the Act has been declared effective and remains effective on the date fixed for expiration of the Warrants (the "Call Date"), (ii) the Warrants and Warrant Shares are not subject to a lock-up agreement and
         (iii) on each day during such 20 consecutive day trading period the Common Stock was traded on a national securities exchange, included for quotation on the Nasdaq SmallCap Market or National Market System or reported by the NASD Over the Counter Bulletin Board.

                  (b) If the conditions set forth in Section 9(a) are met, and the Company desires to exercise its right to accelerate the exercise date of the Warrants, it shall mail a Call Notice to each of the Registered Holders of the Warrants, first class, postage prepaid, at their last address as shall appear on the records maintained pursuant to Section 6(b). Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

                  (c) The Call Notice shall specify (i) the Call Date, which shall be no later than the 60th day following the last day of the 20 consecutive day trading period referred to in Section 9(a), and (ii) that the right to exercise the Warrant shall terminate at 5:00 P.M. (New York time) on the Call Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such acceleration of the Expiration Date except as to a Registered Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Secretary or an Assistant Secretary of the Company that the Call Notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                  (d) Any right to exercise a Warrant shall terminate at 5:00 P.M. (New York time) on the Call Date. After 5:00 p.m. (New York time) on the Call Date, Registered Holders of the Warrants shall have no further rights and such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates shall cease.

         SECTION 10. REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Company agrees to register the Warrant Shares for resale under the Securities Act of 1933, as amended (the "Act") on the terms and subject to the conditions set forth in Annex A to the Subscription Agreement(s) between the Company and each of the investors in the Private Placement.

         SECTION 11. FRACTIONAL WARRANTS AND FRACTIONAL SHARES. If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 8 hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise of any Warrant, the Company shall pay to the holder thereof an amount in cash equal to such fraction multiplied by the current market price of a share of Common Stock, determined as follows:

                  (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market System ("NMS"), the current market price shall be the higher of (x) the average of the last reported sale prices of the Common Stock on such exchange for the 20 trading days prior to the date of exercise of this Warrant and (y) the last reported sales price on the trading day immediately preceding such date; provided that if no such sale is made on a day within such period or no closing sale price is quoted, that day's price shall be the average of the closing bid and asked prices for such day on such exchange or system; or

                  (b) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market, the current market price shall be the higher of (x) the average of the closing bid and asked prices for the 20 trading days prior to the date of exercise of this Warrant on such market and (y) the last reported bid price on the trading day immediately preceding such date on such market and if the Common Stock is not so traded, the current market price shall be the higher of (i) the mean of the last reported bid and asked prices reported by the NASD Over the Counter Bulletin Board for the 20 trading days prior to the date of the exercise of this Warrant and (ii) the last reported bid price on the trading day immediately preceding such date as reported by the NASD Over the Counter Bulletin Board; or

                  (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market price shall be an amount determined in a reasonable manner by the Board of Directors of the Company.

         SECTION 12. WARRANT HOLDERS NOT DEEMED STOCKHOLDERS. No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

         SECTION 13. RIGHTS OF ACTION. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Company or of the holder of any other Warrant, may, on his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

         SECTION 14. CANCELLATION OF WARRANT CERTIFICATES. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be canceled by it and retired.

         SECTION 15. MODIFICATION OF AGREEMENT. The parties hereto may by supplemental agreement make any changes or corrections in this Agreement (i) that it shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; (ii) to reflect an increase in the number of Warrants which are to be governed by this Agreement resulting from an increase in the size of the Private Placement or the number of Warrants issued in connection with the Private Placement; (iii) to provide for a warrant agent for the Warrants; or (iv) that it may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates. Except as set forth above, this Agreement shall not be modified, supplemented or altered in any respect except with the consent in writing of the Company and the holders of not less than 50% of the outstanding Warrants.

         SECTION 16. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Company in its capacity as warrant agent; if to the Company, OmniComm Systems, Inc., 2555 Davie Road, Suite 110-B, Davie, Florida 33317, Att: Chief Financial Officer; and if to Noesis, at Noesis Capital, 1801 Clint Moore Road, Suite 100, Boca Raton, FL, 33487, Attn: Cory Nass.

         SECTION 17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

         SECTION 18. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and Noesis (and their respective successors and assigns) and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

         SECTION 19. TERMINATION. This Agreement shall terminate on the earlier to occur of (i) the close of business on the Expiration Date of all the Warrants; or (ii) the date upon which all Warrants have been exercised or called.

         SECTION 20. COUNTERPARTS. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                             OMNICOMM SYSTEMS, INC.

                                             By:
                                                -------------------------------
                                             Name: Cornelis Wit
                                             Title: President and CEO


                                             NOESIS CAPITAL CORP.

                                             By:
                                                -------------------------------
                                             Name: Nico Letschert
                                             Title:  President

THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT') OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE ACT AND/OR APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.

No. ___________                                               ________Warrants


                          VOID AFTER_____________, 2009

                        WARRANT CERTIFICATE FOR PURCHASE
                                 OF COMMON STOCK

                             OMNICOMM SYSTEMS, INC.


                  This certifies that FOR VALUE RECEIVED ______________or registered assigns (the "Registered Holder") is the owner of the number of Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of common stock, par value $.001 per share ("Common Stock") of OmniComm Systems, Inc., a Delaware corporation (the "Company") at any time commencing on the Initial Warrant Exercise Date (as defined in the Warrant Agreement) and prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of the Company, as warrant agent, or its successor (the "Warrant Agent"), accompanied by payment of an amount equal to $0.25 for each Warrant (the "Exercise Price") in lawful money of the United States of America in cash or by official bank or certified check or by check drawn on an account of Noesis or such other investment banks and brokerage houses as the Company shall approve, in each case made payable to OmniComm Systems, Inc. or a Notice of Exchange (as defined in the Warrant Agreement). The Company may, at its election, reduce the Exercise Price.

                  This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated March 29, 2002 by and among the Company and Noesis Capital Corp.

                  In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

                  The Warrants may be called by the Company under certain circumstances described in the Warrant Agreement.

                  Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor for the balance of such Warrants.

                  The term "Expiration Date" shall mean 5:00 P.M. (New York time) on_March 29, 2009 or unless the Warrants are called by the Company prior to such date. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. The Company may, at its election, extend the Expiration Date.

                  This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Company, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

                  Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any of the rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

                  Prior to due presentment for registration of transfer hereof, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and the Company shall not be affected by any notice to the contrary.

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Florida.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                           OMNICOMM SYSTEMS, INC.


Dated:___________, 2002


                                           By:
                                              ---------------------------------
                                               Name: Cornelis Wit
                                               Title: President and CEO
[seal]

                                           By:
                                              ---------------------------------
                                               Name: Ronald Linares
                                               Title: Vice President and CFO




                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

                  The undersigned Registered Holder hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                         ------------------------------

                         ------------------------------

                         ------------------------------

                         ------------------------------
                     [please print or type name and address]

and be delivered to

                         ------------------------------

                         ------------------------------

                         ------------------------------

                         ------------------------------
                     [please print or type name and address]


and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


Dated:
       ----------------------------
X
       ----------------------------

         Address:

       ----------------------------

       ----------------------------

                                               --------------------------------
                                               Taxpayer Identification Number

                                               --------------------------------
                                               Signature Guaranteed

                                   ASSIGNMENT


                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants


FOR VALUE RECEIVED, ________________ hereby sells, assigns and transfers unto


            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                         ------------------------------

                         ------------------------------

                         ------------------------------

                         ------------------------------
                     [please print or type name and address]


_________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
___________________________________ _______________________________ Attorney to
transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:
       ----------------------------
X
       ----------------------------

Signature Guaranteed

-----------------------------------

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.